EXHIBIT 24

POWER OF ATTORNEY
We, the undersigned directors and officers of Valley National Bancorp, hereby severally constitute and lawfully appoint Ira Robbins and Michael D. Hagedorn, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of Valley National Bancorp and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ira Robbins	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	February 28, 2024
Ira Robbins

/s/ Michael D. Hagedorn	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2024
Michael D. Hagedorn

/s/ Mitchell L. Crandell	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2024
Mitchell L. Crandell

/s/ Andrew B. Abramson	Director	February 28, 2024
Andrew B. Abramson

/s/ Peter J. Baum	Director	February 28, 2024
Peter J. Baum

/s/ Eric P. Edelstein	Director	February 28, 2024
Eric P. Edelstein

/s/ Dafna Landau	Director	February 28, 2024
Dafna Landau

/s/ Marc J. Lenner	Director	February 28, 2024
Marc J. Lenner

/s/ Peter V. Maio	Director	February 28, 2024
Peter V. Maio

/s/ Avner Mendelson	Director	February 28, 2024
Avner Mendelson

/s/ Kathleen C. Perrott	Director	February 28, 2024
Kathleen C. Perrott

/s/ Suresh L. Sani	Director	February 28, 2024
Suresh L. Sani

/s/ Lisa J. Schultz	Director	February 28, 2024
Lisa J. Schultz

/s/ Jennifer W. Steans	Director	February 28, 2024
Jennifer W. Steans

/s/ Jeffrey S. Wilks	Director	February 28, 2024
Jeffrey S. Wilks

/s/ Dr. Sidney S. Williams, Jr	Director	February 28, 2024
Dr. Sidney S. Williams, Jr.